Exhibit 99.1

American Resources Corporation Completes Sale of Non-Core Mines and Reduction of Company Liabilities

Represents important milestone in strategic restructuring plan to lower costs and consolidate Perry County Resources into a one-mine, one-plant facility

March 6, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / March 6, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel and specialty metals industries, announced today that it has closed on the previously announced sale of three idled permits associated with one underground mine and one surface mine located in Perry County, Kentucky near the town on Hazard.

The permit sale has been part of the post-acquisition restructuring efforts American Resources has undertaken to eliminate legacy costs and liabilities at Perry County Resources (“PCR”), a subsidiary of American Resources, and to reduce the overall operating costs at the complex. Total consideration for the assets being sold is approximately $1,000,000 of cash and equipment.

“The sale of these non-core permits is a important step in our Perry County restructuring project to reduce overall operating expenses and to establish PCR as a one-mine, one-plant facility. It also demonstrated the Company’s ability to turnaround a complex that was losing approximately $35 million a year into a profitable enterprise,” commented Mark Jensen, Chairman and CEO of American Resources Corporation. “Looking to the future, we are now well positioned with PCR to focus on operational excellence to produce high-quality metallurgical carbon to supply the rapidly growing infrastructure market and to build a long-term sustainable business.”

Through the divestiture of the three non-core permits, American Resources has estimated that it has reduced the overall holding cost at Perry County Resources by over $9.0 million per year (including prior leases), while also shedding over $3 million or 31% of its associated environmental reclamation liabilities at PCR. Additionally, and as part of its restructuring efforts and its previously announced Mine Consolidation Project, American Resources is repositioning equipment from the sold assets into its retained operations at PCR allowing the Company to convert the operating sections and mine plan to support similar output under a much more efficient, lower cost structure. The Company looks forward to providing more detail on its revised mine plan in the near future.

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The Company’s primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The Company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:

http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation

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